Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (Nos. 333-83658, 333-153345, 333-117445 and 333-191198) of Dycom Industries, Inc. of our report dated September 4, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
September 4, 2015